#SPIDER129

'74 MARVEL AMAZING SPIDER-MAN #129 (1ST APP. THE PUNISHER)

THIS INITIAL OFFERING IS COMING SOON!


9.8
SPIDER-MAN
THE PUNISHER!

CURRENT VALUE: $40,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

#SPIDER129

'74 MARVEL AMAZING SPIDER-MAN #129 (1ST APP. THE PUNISHER)

C.O.A.

FINANCIALS

Initial Offering Share Price	$4.00
Number of Shares	10,000
Initial Offering Market Cap.	$40,000
Storage Location	Rally

ASSET SPECIFICATIONS

Title	Amazing Spider-Man #129
Store Date	January 31, 1974
Key Issue	First appearance of the Punisher
Cover Price	$0.20
Publisher	Marvel
Writer(s)	Gerry Conway
Cover Artist(s)	Gil Kane, John Romita
Penciller(s)	Gil Kane, Ross Andru
Inker(s)	John Romita, Frank Giacoia, Dave Hunt
Editor	Roy Thomas
Rarity	1 of 148 (CGC 9.8)

CGC Cert #
3846110001

Title
Amazing Spider-Man

Issue	Issue Date	Issue Year	Publisher
129	2/74	1974	Marvel Comics

Grade	Page Quality	Grade Date	Grade Category
9.8	WHITE	06/07/2021	Universal

Art Comments
Gerry Conway story, Ross Andru,
Frank Giacoia and Dave Hunt art
Gil Kane and John Romita cover

Key Comments
1st appearance of the Punisher
(Frank Castle) and the Jackal.

DESCRIPTION OF SERIES 1974 AMAZING SPIDER-MAN #129

Investment Overview

- Upon completion of the Series #SPIDER129 Offering, Series #SPIDER129 will purchase a 1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8 as the Underlying Asset for Series #SPIDER129 (The "Series 1974 Amazing Spider-Man #129" or the "Underlying Asset" with respect to Series #SPIDER129, as applicable), the specifications of which are set forth below.
- Marvel Comics is a comic book publishing and entertainment company founded in 1939 as Timely Productions.
- Spider-Man is a comic book character created by Marvel in 1962 that has become one of the most well-recognized heroes in the history of comic books, headlining multiple films, video games, and television shows.
- The Underlying Asset is a 1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8.

Asset Description

Overview & Authentication

- Marvel's original name, Timely Comics, began publishing comic books in 1939, and introduced heroes like Captain America.
- Timely Comics became Atlas Magazines in 1951, before officially renaming to Marvel Comics in 1961.
- The era between 1961-1978 has been referred to as the "Marvel Era of Comics".
- Spider-Man first appeared in Amazing Fantasy #15 in 1962, featuring a teenager named Peter Parker who is transformed into a superhero after being bitten by a radioactive spider.
- The Amazing Spider-Man series began in March 1963 and the hero soon became a common recurring character in the larger Marvel Universe, crossing paths with the Fantastic Four, Daredevil, and the Incredible Hulk.
- Following a series of moves made by Marvel to recover characters with film rights they had previously sold off, including acquiring sharing rights to Spider-Man with Sony, the film rights were brought back in-house by the Disney-20th Century Fox merger. Disney has owned Marvel since 2009.
- The Punisher is an ex-marine named Frank Castle who fights organized crime as a vigilante.
- In Amazing Spider-Man #129, The Punisher is assigned to kill Spider-Man, leading to the first of many fights between the two characters.
- The Punisher has made major appearances in Marvel shows like "Daredevil" (2015-2018) and the 2003 "Daredevil" film.
- The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC NM/MT 9.8 with certification No. 3846110001.

Notable Features

- The Underlying Asset is a 1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8.
- The Underlying Asset is 1 of 147 copies of Amazing Spider-Man #129 graded CGC 9.8 with none graded higher.
- The Underlying Asset is in the top 1.2% of all CGC graded copies of Amazing Spider-Man #129.

Notable Defects

- The Underlying Asset's condition is consistent with its condition grade from CGC.

Details

Series 1974 Amazing Spider-Man #129	
Title	Amazing Spider-Man #129
Store Date	January 31, 1974
Key Issue	First appearance of the Punisher; First appearance of Jackal
Cover Price	$0.20
Publisher	Marvel
Writer(s)	Gerry Conway
Cover Artist(s)	Gil Kane, John Romita
Penciller(s)	Gil Kane, Ross Andru
Inker(s)	John Romita, Frank Giacoia, Dave Hunt
Editor	Roy Thomas
Rarity	1 of 147 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	3846110001

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1974 Amazing Spider-Man #129 going forward.

#SPIDER129 | $40K

COMPARABLE ASSET VALUE



ASSET VALUE
+474.6%

TRANSACTIONS
136

"The Punisher has become a cultural icon"

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November 2020

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#SPIDER129

'74 MARVEL AMAZING SPIDER-MAN #129 (1ST APP. THE PUNISHER)

The Punisher has been one of Marvel's most complex and controversial characters ever since his first appearance in 1974, when the former Marine is hired as a hitman to kill Spider-Man. He would go on to walk on both sides of the law in later comics and storylines, a vigilante living by his own moral code. #SPIDER129 is a 1974 Amazing Spider-Man #129 Comic Book published by Marvel graded CGC 9.8. In the top 1.2% of the CGC population with none graded higher, #SPIDER129 features the first appearance of The Punisher and his battle with Spider-Man.

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#SPIDER129 | *Visuals*

"HE'S DIFFERENT. HE'S DEADLY! HE'S – THE PUNISHER"

LAUNCH GALLERY ›

#SPIDER129 | *Timeline*

Jan. 1939	Stan Lee joins Timely Comics as an assistant. Timely Comics would eventually become Marvel Comics.
Aug. 1962	Stan Lee and Steve Ditko of Marvel Comics create the character of Spider-Man and feature him on the cover of Amazing Fantasy #15.
Mar. 1963	Following strong sales, Spider-Man makes his own series debut with the publication of The Amazing Spider-Man #1.
Jul. 1966	The Amazing Spider-Man #38 is published — the last comic book of the series with contributions from co-creator Steve Ditko.